EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with Amendment No. 1 to the Annual Report of Santa Fe Financial Corporation (the "Company") on Form 10-K/A for the fiscal year ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David T. Nguyen, Treasurer and Controller of the Company, serving as its Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

•	The Report fully complies with the requirements of Section 13(a) or 5(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David T. Nguyen

David T. Nguyen

Treasurer and Controller

(Principal Financial Officer)

Date: August 24, 2012

A signed original of this written statement required by Section 906 has been provided to Santa Fe Financial Corporation and will be retained by Santa Fe Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.